UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2020

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IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 The American Road

Morris Plains, New Jersey 07950

(Address of Principal Executive Offices) (Zip Code)

(973) 605-8200

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	IMMU	Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On April 4, 2020, upon recommendation from the Compensation Committee of the Board of Directors and approval by the Board of Directors of Immunomedics, Inc. (the "Company"), the Company appointed Harout Semerjian as the Company's President and Chief Executive Officer, effective April 16, 2020 (the "Start Date") and conditional upon his commencement of employment on such date.

Mr. Semerjian, age 47, was most recently the Executive Vice President, Chief Commercial Officer at Ipsen, since March 2018, where he was accountable for the worldwide commercialization and portfolio strategy across oncology, neurosciences and rare diseases, as well as leading specialty operations across Europe and International markets. Prior to that, Mr. Semerjian was the President, Head of Specialty Care, International Region and Global Frachises at Ipsen from February 2017 to February 2018. Prior to joining Ipsen, Mr. Semerjian held various positions at Novartis since 2007, most recently serving as Senior Vice President, Global Head for Ribociclib from January 2015 to October 2016. Mr. Semerjian received a MBA from Cornell University, a MBA from Queen's University Canada, and a B.S. in Biology from the Lebanese American University in Lebanon.

Mr. Semerjian does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company. Mr. Semerjian has not engaged in any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.  There are no arrangements or understandings between Mr. Semerjian and any other person(s) pursuant to which Mr. Semerjian was appointed as the Company's President and Chief Executive Officer.

The Company is finalizing an employment agreement with Mr. Semerjian setting forth, among other things, Mr. Semerjian's compensation in connection with his appointment. The Company will file an amendment to this Current Report on Form 8-K once such employment agreement is finalized.

Appointment of Director

Upon recommendation from the Governance and Nominating Committee of the Board of Directors and approval by the Board of Directors on April 4, 2020, Mr. Semerjian was also appointed as a member of the Board of Directors, effective as of the Start Date.

Item 8.01. Other Events.

On April 6, 2020, the Company issued a press release announcing Mr. Semerjian's appointment as the Company's President and Chief Executive Officer. The full text of the press release is filed as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
Exhibit No.	Exhibit

Press Release of Immunomedics, Inc., dated April 6, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

Date: April 6, 2020	By:	/s/ Usama Malik
Name: Usama Malik
Title: Chief Financial Officer